UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2006
 Date of Report (Date of earliest event reported)

8X8, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3151 Jay Street
Santa Clara, CA    95054
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On July 21, 2006, 8x8, Inc. (the "Company") filed a proxy statement with the Securities and Exchange Commission relating to its Annual Meeting of Stockholders to be held on September 18, 2006. In the proxy statement, the Company submitted a proposal to approve the 8x8, Inc. 2006 Stock Plan.

In response to concerns expressed by shareholder advisory services and some stockholders, the board of directors of the Company has decided that it will not reduce the exercise price of an outstanding option under the 2006 Stock Plan or amend or cancel any such option for the purpose of repricing, replacing or re- granting the option with a reduced exercise price, or buy out an option previously granted for cash or other consideration without the prior approval of the Company's stockholders, other than in the context of general adjustments to its common stock (such as a stock split) or in connection with a major corporate transaction (such as a change in control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 12, 2006

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer, Vice President of Finance and Secretary